Earnings Release

Mastercard Incorporated Reports Third Quarter 2024 Financial Results

•Third quarter net income of $3.3 billion, and diluted earnings per share (EPS) of $3.53
•Third quarter adjusted net income of $3.6 billion, and adjusted diluted EPS of $3.89
•Third quarter net revenue of $7.4 billion, an increase of 13%, or 14% on a currency-neutral basis
•Third quarter gross dollar volume up 10% and purchase volume up 11%, on a local currency basis
Purchase, NY - October 31, 2024 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2024.

“Our strong performance this quarter, with net revenue growth of 13%, or 14% on a currency-neutral basis, highlights how we are delivering across all aspects of our business. These results reflect healthy consumer spending and ongoing solid demand for our value-added services and solutions, where net revenue increased 18%, or 19% on a currency-neutral basis,” said Michael Miebach, Mastercard CEO. “We continue to invest in our suite of differentiated services to grow our addressable market, protect the ecosystem and add value in every transaction. This includes the planned acquisitions of Recorded Future and Minna Technologies, which are expected to add leading AI-powered threat intelligence and subscription management capabilities to meet the needs of our customers.”

Quarterly Results

Third Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2024	Q3 2023	Reported GAAP	Currency-neutral
Net revenue	$7.4	$6.5	13%	14%
Operating expenses	$3.4	$2.7	25%	25%
Operating income	$4.0	$3.8	4%	5%
Operating margin	54.3%	58.8%	(4.5) ppt	(4.2) ppt
Effective income tax rate	15.6%	15.0%	0.6 ppt	0.8 ppt
Net income	$3.3	$3.2	2%	3%
Diluted EPS	$3.53	$3.39	4%	5%

Key Third Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q3 2024	Q3 2023	As adjusted	Currency-neutral
Net revenue	$7.4	$6.5	13%	14%
Adjusted operating expenses	$3.0	$2.7	12%	12%
Adjusted operating margin	59.3%	58.8%	0.5 ppt	0.7 ppt
Adjusted effective income tax rate	16.3%	15.0%	1.4 ppt	1.5 ppt
Adjusted net income	$3.6	$3.2	12%	13%
Adjusted diluted EPS	$3.89	$3.39	15%	16%
[1] The Key Third Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Third Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 10%	up 17%	up 11%
The following information is provided to aid in understanding Mastercard’s third quarter 2024 results, versus the year ago period.
•Net revenue increased 13%, or 14% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 10%, or 11% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 10%, on a local currency basis, to $2.5 trillion.
•Cross-border volume growth of 17% on a local currency basis.
•Switched transactions growth of 11%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 17%, or 19% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 18%, or 19% on a currency-neutral basis. The increase was driven primarily by growth in our underlying key drivers, strong demand for our consulting and marketing services, the scaling of our fraud and security and our identity and authentication solutions, and pricing.
•Total operating expenses increased 25%, or 12% excluding the impact of Third Quarter Special Items. The increase in as-reported operating expenses was primarily due to higher general and administrative expenses (including a restructuring charge in the third quarter of 2024) and litigation provisions. The increase in adjusted operating expenses was primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable $55 million versus the year ago period, primarily due to unrealized fair market value adjustments on marketable equity securities. Adjusted other income (expense) was favorable $3 million versus the prior year.
•The effective tax rate for the third quarter of 2024 was 15.6%, versus 15.0% for the comparable period in 2023. The adjusted effective tax rate for the third quarter of 2024 was 16.3%, versus 15.0% for the comparable period in 2023. Both the as-reported and as-adjusted effective tax rates were higher than the prior year rates primarily due to our ability in 2023 to claim more U.S. foreign tax credits generated in 2022 and 2023, partially offset by the establishment of a valuation allowance in 2023 as well as a change in our geographic mix of earnings in the current period.
•As of September 30, 2024, the Company’s customers had issued 3.4 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2024	2023	Reported GAAP	Currency-neutral
Net revenue	$20.7	$18.6	11%	12%
Operating expenses	$9.0	$7.9	14%	14%
Operating income	$11.6	$10.6	9%	11%
Operating margin	56.3%	57.3%	(1.0) ppt	(0.8) ppt
Effective income tax rate	16.1%	18.6%	(2.4) ppt	(2.4) ppt
Net income	$9.5	$8.4	13%	15%
Diluted EPS	$10.25	$8.85	16%	17%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2024	2023	As adjusted	Currency-neutral
Net revenue	$20.7	$18.6	11%	12%
Adjusted operating expenses	$8.4	$7.7	10%	10%
Adjusted operating margin	59.2%	58.6%	0.6 ppt	0.8 ppt
Adjusted effective income tax rate	16.6%	19.0%	(2.4) ppt	(2.4) ppt
Adjusted net income	$10.0	$8.6	16%	18%
Adjusted diluted EPS	$10.78	$9.08	19%	20%
[1] The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 10%	up 17%	up 11%
The following information is provided to aid in understanding Mastercard’s year-to-date 2024 results, versus the year ago period.
•Net revenue increased 11%, or 12% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 8%, or 9% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 10%, on a local currency basis, to $7.2 trillion.
•Cross-border volume growth of 17% on a local currency basis.
•Switched transactions growth of 11%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 17%, or 18% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 17%, as reported and on a currency-neutral basis. The increase was driven primarily by growth in our underlying key drivers, strong demand for our consulting and marketing services, and the scaling of our fraud and security and our identity and authentication solutions.
•Total operating expenses increased 14%, primarily due to higher general and administrative expenses (including a restructuring charge in the third quarter of 2024) and litigation provisions. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 10%, both as adjusted and on a currency-neutral basis, primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $37 million versus the year ago period, primarily due to an increase in investment income and lower net losses related to unrealized fair market value adjustments on marketable and nonmarketable equity securities, partially offset by increased interest expense related to our debt portfolio. Adjusted other income (expense) was favorable $12 million versus the prior year, primarily due to an increase in investment income, partially offset by increased interest expense related to our debt portfolio.
•The effective tax rate for year-to-date 2024 was 16.1%, versus 18.6% for the comparable period in 2023. The adjusted effective tax rate for year-to-date 2024 was 16.6%, versus 19.0% for the comparable period in 2023. Both the as-reported and as-adjusted effective tax rates were lower than the prior year rates primarily due to the establishment of a valuation allowance in 2023, partially offset by our ability in 2023 to claim more U.S. foreign tax credits generated in 2022 and 2023. Additionally, a change in our geographic mix of earnings in 2024 contributed to the lower effective income tax rate compared to the prior year.
Return of Capital to Shareholders
During the third quarter of 2024, Mastercard repurchased 6.3 million shares at a cost of $2.9 billion and paid $611 million in dividends.
Through September 30, 2024, Mastercard repurchased 16.5 million shares at a cost of $7.6 billion and paid $1.8 billion in dividends.
Quarter-to-date through October 28, the Company repurchased 2.0 million shares at a cost of $983 million, which leaves $5.6 billion remaining under the approved share repurchase programs.
Third Quarter 2024 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its third quarter 2024 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for

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the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$7,369	$6,533	$20,678	$18,550
Operating Expenses:
General and administrative	2,744	2,285	7,448	6,528
Advertising and marketing	220	193	520	561
Depreciation and amortization	225	211	666	594
Provision for litigation	176	—	400	231
Total operating expenses	3,365	2,689	9,034	7,914
Operating income	4,004	3,844	11,644	10,636
Other Income (Expense):
Investment income	76	71	231	185
Gains (losses) on equity investments, net	(62)	(6)	(69)	(95)
Interest expense	(159)	(151)	(462)	(427)
Other income (expense), net	7	3	19	19
Total other income (expense)	(138)	(83)	(281)	(318)
Income before income taxes	3,866	3,761	11,363	10,318
Income tax expense	603	563	1,831	1,914
Net Income	$3,263	$3,198	$9,532	$8,404
Basic Earnings per Share	$3.54	$3.40	$10.27	$8.88
Basic weighted-average shares outstanding	923	941	928	947
Diluted Earnings per Share	$3.53	$3.39	$10.25	$8.85
Diluted weighted-average shares outstanding	925	943	930	949

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Consolidated Balance Sheet (Unaudited)
	September 30, 2024	December 31, 2023
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$11,063	$8,588
Restricted security deposits held for customers	1,868	1,845
Investments	338	592
Accounts receivable	4,014	4,060
Settlement assets	1,978	1,233
Prepaid expenses and other current assets	3,039	2,643
Total current assets	22,300	18,961
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,435 and $2,237, respectively	2,176	2,061
Deferred income taxes	1,612	1,355
Goodwill	7,721	7,660
Other intangible assets, net of accumulated amortization of $2,453 and $2,209, respectively	4,235	4,086
Other assets	9,193	8,325
Total Assets	$47,237	$42,448

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$911	$834
Settlement obligations	2,129	1,399
Restricted security deposits held for customers	1,868	1,845
Accrued litigation	665	723
Accrued expenses	9,105	8,517
Short-term debt	750	1,337
Other current liabilities	1,866	1,609
Total current liabilities	17,294	16,264
Long-term debt	17,608	14,344
Deferred income taxes	349	369
Other liabilities	4,488	4,474
Total Liabilities	39,739	35,451

Commitments and Contingencies

Redeemable Non-controlling Interests	23	22

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,404 and 1,402 shares issued and 913 and 927 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,290	5,893
Class A treasury stock, at cost, 491 and 475 shares, respectively	(68,035)	(60,429)
Retained earnings	70,258	62,564
Accumulated other comprehensive income (loss)	(1,073)	(1,099)
Mastercard Incorporated Stockholders' Equity	7,440	6,929
Non-controlling interests	35	46
Total Equity	7,475	6,975
Total Liabilities, Redeemable Non-controlling Interests and Equity	$47,237	$42,448

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Consolidated Statement of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2024	2023
	(in millions)
Operating Activities
Net income	$9,532	$8,404
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	1,328	1,196
Depreciation and amortization	666	594
(Gains) losses on equity investments, net	69	95
Share-based compensation	418	374
Deferred income taxes	(261)	(239)
Other	117	88
Changes in operating assets and liabilities:
Accounts receivable	99	(484)
Settlement assets	(743)	151
Prepaid expenses	(2,776)	(1,837)
Accrued litigation and legal settlements	(59)	(621)
Restricted security deposits held for customers	23	240
Accounts payable	59	(319)
Settlement obligations	731	(119)
Accrued expenses	671	43
Net change in other assets and liabilities	72	284
Net cash provided by operating activities	9,946	7,850
Investing Activities
Purchases of investment securities available-for-sale	(414)	(244)
Purchases of investments held-to-maturity	(98)	(327)
Proceeds from sales of investment securities available-for-sale	171	72
Proceeds from maturities of investment securities available-for-sale	204	155
Proceeds from maturities of investments held-to-maturity	363	116
Purchases of property and equipment	(379)	(294)
Capitalized software	(565)	(525)
Purchases of equity investments	(28)	(61)
Proceeds from sales of equity investments	23	44
Other investing activities	(1)	(73)
Net cash used in investing activities	(724)	(1,137)
Financing Activities
Purchases of treasury stock	(7,565)	(7,200)
Dividends paid	(1,842)	(1,624)
Proceeds from debt, net	3,960	1,554
Payment of debt	(1,336)	—
Tax withholdings related to share-based payments	(175)	(81)
Cash proceeds from exercise of stock options	163	213
Net cash used in financing activities	(6,795)	(7,138)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	75	(29)
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	2,502	(454)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,465	9,196
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$12,967	$8,742

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these special items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results, as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the Company’s measures calculated in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended September 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,365	54.3%	$(138)	15.6%	$3,263	$3.53
(Gains) losses on equity investments [1]	**	**	62	(0.3)%	63	0.07
Litigation provisions [2]	(176)	2.4%	**	0.7%	120	0.13
Restructuring charge [3]	(190)	2.6%	**	0.3%	147	0.16
Adjusted - Non-GAAP	$2,999	59.3%	$(75)	16.3%	$3,593	$3.89

	Three Months Ended September 30, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,689	58.8%	$(83)	15.0%	$3,198	$3.39
(Gains) losses on equity investments [1]	**	**	6	—%	5	—
Adjusted - Non-GAAP	$2,689	58.8%	$(78)	15.0%	$3,202	$3.39

	Three Months Ended September 30, 2024 as compared to the Three Months Ended September 30, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	25%	(4.5)	ppt	0.6	ppt	2%	4%
(Gains) losses on equity investments [1]	**	**		(0.3)	ppt	2%	2%
Litigation provisions [2]	(7)%	2.4	ppt	0.7	ppt	4%	4%
Restructuring charge [3]	(7)%	2.6	ppt	0.3	ppt	5%	5%
Adjusted - Non-GAAP	12%	0.5	ppt	1.4	ppt	12%	15%
Currency impact [4]	—%	0.3	ppt	0.1	ppt	1%	1%
Adjusted - Non-GAAP - currency-neutral	12%	0.7	ppt	1.5	ppt	13%	16%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Q3’24 and Q3’23 net pre-tax losses of $62 million and $6 million, respectively, were primarily related to unrealized fair market value adjustments on marketable equity securities.
Third Quarter Special Items
2.Q3’24 pre-tax charges of $176 million were primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Q3’24 pre-tax charge of $190 million as a result of a restructuring action intended to streamline our organization, delivering efficiencies to enable reinvestment in our business to support the realization of our long-term growth opportunities.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (YTD)
	Nine Months Ended September 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$9,034	56.3%	$(281)	16.1%	$9,532	$10.25
(Gains) losses on equity investments [1]	**	**	69	(0.1)%	67	0.07
Litigation provisions [2]	(400)	1.9%	**	0.5%	281	0.30
Restructuring charge [3]	(190)	0.9%	**	0.1%	147	0.16
Adjusted - Non-GAAP	$8,444	59.2%	$(211)	16.6%	$10,027	$10.78

	Nine Months Ended September 30, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,914	57.3%	$(318)	18.6%	$8,404	$8.85
(Gains) losses on equity investments [1]	**	**	95	0.1%	63	0.07
Litigation provisions [4]	(231)	1.2%	**	0.3%	156	0.16
Adjusted - Non-GAAP	$7,683	58.6%	$(223)	19.0%	$8,622	$9.08

	Nine Months Ended September 30, 2024 as compared to the Nine Months Ended September 30, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	14%	(1.0)	ppt	(2.4)	ppt	13%	16%
(Gains) losses on equity investments [1]	**	**		(0.2)	ppt	—%	—%
Litigation provisions [2,4]	(2)%	0.7	ppt	0.2	ppt	1%	1%
Restructuring charge [3]	(2)%	0.9	ppt	0.1	ppt	2%	2%
Adjusted - Non-GAAP	10%	0.6	ppt	(2.4)	ppt	16%	19%
Currency impact [5]	—%	0.2	ppt	—	ppt	1%	1%
Adjusted - Non-GAAP - currency-neutral	10%	0.8	ppt	(2.4)	ppt	18%	20%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Year-to-date 2024 and 2023 pre-tax net losses of $69 million and $95 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Year-to-date 2024 pre-tax charges of $400 million were primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation, settlements with a number of U.K. merchants and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Year-to-date 2024 pre-tax charge of $190 million as a result of a restructuring action intended to streamline our organization, delivering efficiencies to enable reinvestment in our business to support the realization of our long-term growth opportunities.
4.Year-to-date 2023 pre-tax charges of $231 million were primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended September 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$597	5.4%	7.3%	$447	8.4%	11,565	10.9%	$150	4.2%	1,496	959
Canada	68	3.4%	5.2%	66	5.1%	1,111	8.3%	2	10.1%	7	83
Europe	867	14.2%	15.1%	697	16.2%	19,297	13.1%	170	10.9%	973	879
Latin America	202	5.2%	18.5%	146	21.9%	6,502	15.0%	57	10.5%	470	478
Worldwide less United States	1,734	9.5%	12.3%	1,356	13.5%	38,475	12.6%	379	8.1%	2,945	2,400
United States	768	6.7%	6.7%	703	7.0%	10,867	7.2%	65	3.3%	301	693
Worldwide	2,502	8.6%	10.5%	2,058	11.2%	49,342	11.4%	443	7.4%	3,247	3,093
Mastercard Credit and Charge Programs
Worldwide less United States	769	6.8%	10.4%	731	10.7%	16,327	9.2%	38	5.0%	159	812
United States	397	5.6%	5.6%	387	6.0%	4,183	5.4%	10	(6.4)%	9	339
Worldwide	1,166	6.4%	8.7%	1,118	9.0%	20,510	8.4%	49	2.4%	168	1,151
Mastercard Debit Programs
Worldwide less United States	965	11.7%	13.8%	625	17.0%	22,148	15.2%	340	8.4%	2,786	1,588
United States	371	7.9%	7.9%	316	8.3%	6,684	8.4%	55	5.4%	292	354
Worldwide	1,335	10.6%	12.1%	941	13.9%	28,832	13.6%	395	8.0%	3,078	1,942

	For the 9 Months Ended September 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,739	2.4%	6.4%	$1,298	8.1%	33,195	11.1%	$441	1.9%	4,415	959
Canada	197	4.9%	6.1%	191	5.9%	3,144	9.1%	6	13.5%	21	83
Europe	2,408	12.3%	15.0%	1,925	16.3%	54,229	14.5%	483	10.1%	2,875	879
Latin America	608	13.1%	18.5%	435	21.4%	18,706	16.4%	173	11.8%	1,376	478
Worldwide less United States	4,952	8.4%	11.9%	3,849	13.4%	109,274	13.6%	1,103	6.9%	8,686	2,400
United States	2,246	6.5%	6.5%	2,055	6.8%	31,462	7.1%	190	2.9%	875	693
Worldwide	7,198	7.8%	10.1%	5,905	11.0%	140,736	12.1%	1,293	6.3%	9,561	3,093
Mastercard Credit and Charge Programs
Worldwide less United States	2,218	6.3%	10.9%	2,104	11.1%	46,840	10.9%	114	7.0%	480	812
United States	1,155	5.9%	5.9%	1,124	6.1%	11,999	5.8%	31	(0.9)%	27	339
Worldwide	3,373	6.2%	9.1%	3,228	9.3%	58,839	9.8%	145	5.2%	507	1,151
Mastercard Debit Programs
Worldwide less United States	2,734	10.2%	12.7%	1,745	16.3%	62,435	15.7%	989	6.9%	8,206	1,588
United States	1,090	7.1%	7.1%	931	7.7%	19,463	8.0%	159	3.7%	848	354
Worldwide	3,824	9.3%	11.1%	2,676	13.2%	81,897	13.8%	1,148	6.4%	9,053	1,942

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance
	For the 3 Months ended September 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$566	1.8%	6.0%	$421	8.1%	10,427	11.0%	$146	0.3%	1,499	929
Canada	65	4.2%	7.1%	64	7.0%	1,025	10.4%	2	13.9%	6	78
Europe	759	22.5%	18.6%	603	21.7%	17,063	19.8%	157	7.9%	990	789
Latin America	192	25.6%	17.0%	136	18.1%	5,655	15.6%	56	14.5%	436	414
Worldwide less United States	1,584	13.7%	13.1%	1,223	15.5%	34,171	16.0%	361	5.6%	2,930	2,210
United States	719	5.3%	5.3%	657	5.6%	10,134	6.2%	63	2.4%	294	657
Worldwide	2,303	11.0%	10.5%	1,879	11.8%	44,304	13.6%	423	5.1%	3,225	2,868
Mastercard Credit and Charge Programs
Worldwide less United States	720	11.4%	12.2%	682	12.1%	14,953	12.0%	38	13.1%	167	778
United States	376	6.7%	6.7%	365	6.5%	3,968	8.0%	11	12.6%	10	326
Worldwide	1,096	9.7%	10.2%	1,047	10.1%	18,921	11.1%	49	13.0%	177	1,104
Mastercard Debit Programs
Worldwide less United States	863	15.8%	13.9%	541	20.1%	19,217	19.3%	323	4.8%	2,763	1,432
United States	343	3.8%	3.8%	292	4.4%	6,166	5.1%	52	0.4%	285	332
Worldwide	1,207	12.1%	10.8%	832	14.1%	25,383	15.5%	375	4.2%	3,048	1,764

	For the 9 Months ended September 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,698	2.3%	8.4%	$1,252	11.0%	29,891	12.8%	$445	1.9%	4,508	929
Canada	187	4.8%	9.9%	182	9.6%	2,882	12.8%	5	20.3%	18	78
Europe	2,144	21.4%	23.7%	1,687	27.3%	47,362	23.8%	457	12.2%	2,904	789
Latin America	538	21.3%	17.8%	381	18.8%	16,072	15.8%	157	15.3%	1,262	414
Worldwide less United States	4,567	12.8%	16.3%	3,502	19.1%	96,207	18.5%	1,065	8.1%	8,691	2,210
United States	2,109	6.4%	6.4%	1,924	6.7%	29,364	6.5%	185	3.2%	861	657
Worldwide	6,676	10.7%	13.0%	5,426	14.4%	125,571	15.4%	1,250	7.3%	9,552	2,868
Mastercard Credit and Charge Programs
Worldwide less United States	2,086	10.6%	14.7%	1,973	14.5%	42,241	12.4%	113	18.7%	498	778
United States	1,091	9.7%	9.7%	1,060	9.4%	11,344	10.7%	31	18.6%	27	326
Worldwide	3,177	10.3%	12.9%	3,033	12.7%	53,585	12.0%	144	18.7%	526	1,104
Mastercard Debit Programs
Worldwide less United States	2,481	14.8%	17.7%	1,529	25.6%	53,966	23.7%	953	7.0%	8,193	1,432
United States	1,018	3.2%	3.2%	864	3.6%	18,020	4.0%	154	0.5%	834	332
Worldwide	3,499	11.1%	13.1%	2,393	16.7%	71,986	18.1%	1,106	6.0%	9,027	1,764

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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